Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-105682 and Form S-8 No. 333-207693) pertaining to The Gorman-Rupp Company 401(k) Plan of our report dated June 22, 2018, with respect to the financial statements and supplemental schedule of The Gorman-Rupp Company 401(k) Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2017 and 2016.

/s/ Meaden & Moore, Ltd.

Cleveland, Ohio

June 22, 2018